Exhibit A


                            ARTICLES OF INCORPORATION

                                       OF

                   THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.


                                 * * * * * *


                                   ARTICLE I

     THE UNDERSIGNED, Debra M. Enderle, whose post office address is 6225 Smith Avenue, Baltimore, Maryland 21209, being at least eighteen (18) years of age, hereby forms a corporation under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME

     The name of the Corporation is THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC. (the "Corporation").

                                  ARTICLE III

                               PURPOSES AND POWERS

         The purposes for which the Corporation is formed are to act as a closed-end investment company under the federal Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise and enjoy all of the general powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                                   ARTICLE V

                                  CAPITAL STOCK

(1) The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, all of one class called Common Stock, of the par value of one cent ($.01) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000). The Board of Directors may classify and reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock. A majority of the entire Board of Directors, without action by the stockholders, may amend the Charter of the Corporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

(2) The dividends and distributions of investment income and capital gains with respect to the capital stock of the Corporation, shall be in such amount as may be declared from time to time by the Board of Directors, and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

(3) The Corporation shall be entitled to purchase shares of its capital stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, but not at a price exceeding the net asset value per share.

(4) The net asset value of each share of the Corporation's capital stock issued and sold or purchased at net asset value shall be the current net asset value per share of the shares as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the 1940 Act with such current net asset value to be based on the assets of the Corporation less the liabilities.

(5) In the absence of any specification as to the purpose for which shares of capital stock of the Corporation are purchased by it, all shares purchased shall be deemed to be retired in the sense contemplated by the Maryland General Corporation Law and the number of the authorized shares of stock of the Corporation shall not be reduced by the number of any shares purchased by it.

(6) Shares of capital stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, provided that dividends or distributions shall be paid on shares of Common Stock only out of lawfully available assets.

(7) In the event of the liquidation or dissolution of the Corporation, the holders of the Corporation's Common Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to the holders of Common Stock, the assets of the Corporation. The assets so distributable to the holders of Common Stock shall be distributed among such stockholders in proportion to the number of shares held by them and recorded on the books of the Corporation.

(8) On each matter submitted to a vote of the holders of Common Stock, each holder of a share of Common Stock shall be entitled to one vote for each such share standing in his name on the books of the Corporation.

(9) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of capital stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

(10) Any purchase or transfer or purported purchase or transfer of capital stock to (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative described in ss. 521 of the Internal Revenue Code of 1986, as amended (the "Code")) that is exempt from the tax imposed by 26 U.S.C. ss.ss. 1-1399 and not subject to the tax imposed by 26 U.S.C. ss. 511; (iii) any rural electric or telephone cooperative described in ss. 1381(a)(2) (C) of the Code; or (iv) any other person whose holding of the shares of the Corporation may cause the Corporation to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the shares to such person shall be void. Any capital stock purportedly transferred to or retained by such an entity may, at the option of the Corporation, be repurchased by the Corporation at the lesser of market value or net asset value at the time of repurchase.

(11) All persons who shall acquire capital stock or other securities of the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation, as each may be amended from time to time.

         (12) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall be entitled to exercise the rights of an objecting stockholder under Sections 3-201 et seq. of the Maryland General Corporation Law, other than such, if any, as the Board of Directors, in its sole discretion, may determine.

                                   ARTICLE VI

 PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE DIRECTORS AND STOCKHOLDERS
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(1) The number of directors of the Corporation shall be five (5), which number may be increased or decreased by or pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The name of the person who shall act as the initial director until the first annual meeting and until his successors are duly elected and qualified is:

                                                   John J. Feeney, Jr.

Initially, there shall be four vacancies on the Board of Directors.

         Beginning with the first annual meeting of stockholders of the Corporation (the "initial annual meeting"), the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the initial annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each annual meeting of stockholders beginning with the annual meeting of stockholders next succeeding the initial annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director elected by the stockholders shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall he apportioned among the classes, as of the annual meeting of stockholders next succeeding any such change, so as to maintain a number of directors in each class as nearly equal as possible. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any annual meeting of stockholders, stockholders shall be entitled to elect directors to fill any vacancies in the Board of Directors that have arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) and any director so elected by the stockholders shall hold office for a term which coincides with the remaining term of the class to which such directorship was previously assigned, if such vacancy arose other than by an increase in the number of directors, and until his successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of directors, any director so elected to fill such vacancy by stockholders at an annual meeting shall hold office for a term which coincides with that of the class to which such directorship has been apportioned as heretofore provided, and until his successor shall be elected and shall qualify. A director may be removed for cause only, and not without cause, and only by action of the stockholders taken by the holders of at least seventy-five percent (75%) of the shares of capital stock then entitled to vote in an election of such director.

(2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in the Charter or in the By-Laws of the Corporation or in the Maryland General Corporation Law or the 1940 Act, and without any action by the stockholders.

(3) Subject to any limitations imposed by the 1940 Act, the Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(4) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the 1940 Act, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

(5) The Board of Directors of the Corporation shall have the exclusive authority to make, alter or repeal from time to time any of the By-Laws of the Corporation except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the 1940 Act.

(6) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                                  ARTICLE VII

                           DENIAL OF PREEMPTIVE RIGHTS

         No stockholder of the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stock, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of capital stock of the Corporation, or any notes, debentures, bonds, or other securities convertible into shares of any class of capital stock of the Corporation, either, in whole or in part, to the existing stockholders.

                                  ARTICLE VIII

                          CERTAIN VOTES OF STOCKHOLDERS

         Except as otherwise provided in the Charter and notwithstanding any provision of the Maryland General Corporation Law other than sections 3-601 through 3-603 of the Maryland General Corporation Law, or any successors thereto requiring approval by the stockholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon. Notwithstanding the terms of section 3-603(e)(1)(iv) of the Maryland General Corporation Law (or any successor thereto), the Corporation hereby expressly elects to be subject to the requirements of section 3-602 of the Maryland General Corporation Law.

                                   ARTICLE IX

                              DETERMINATION BINDING

         Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the authority of the direction of the Board of Directors, as to the amount of asset, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of the Charter shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE X

                        PRIVATE PROPERTY OF STOCKHOLDERS

         The private property of stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE XI

                               PERPETUAL EXISTENCE

         The duration of the Corporation shall be perpetual.

                                  ARTICLE XII

                         CONVERSION TO OPEN-END COMPANY

         Notwithstanding any other provisions of the Charter or the By-Laws of the Corporation, a favorable vote of a majority of the total number of directors fixed in accordance with the By-Laws of the Corporation and the favorable vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to the Charter that makes the Common Stock a "redeemable security" (as that term is defined in the 1940 Act).

         The Corporation shall notify the holders of all capital securities of the approval, in accordance with the preceding paragraph of this Article XII, of any amendment to the Charter that makes the Common Stock a "redeemable security" (as that term is defined in the 1940 Act) no later than thirty (30) days prior to the date of filing of such amendment with the Department of Assessments and Taxation (or any successor agency) of the State of Maryland; such amendment may not be so filed, however, until the later of (x) ninety (90) days following the date of approval of such amendment by the holders of capital securities in accordance with the preceding paragraph of this Article XII and (y) the next January 1 or July 1, whichever is sooner, following the date of such approval by holders of capital securities.

                                  ARTICLE XIII

                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of the charter or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Charter or the By-Laws of the Corporation), the amendment or repeal of Section (1), Section (3), Section (4) or Section (5) of Article VI, Article VIII, Article X, Article XI, Article XII or this Article XIII of the Charter shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the shares then entitled to be voted on the matter.

         IN WITNESS WHEREOF, the undersigned incorporator of THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         Dated the 17th day of May, 2002.

                                                           /s/ DEBRA M. ENDERLE
                                                           --------------------
                                                           Debra M. Enderle